UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2017
(April 6, 2017)

CALERES, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the Board of Directors of Caleres, Inc. (the "Company”), based on a recommendation of the Governance and Nominating Committee, elected Brenda C. Freeman and Wenda Harris Millard to fill a vacancy on the Board of Directors that resulted from the departure of a director in January 2017 and the vacancy that resulted when the Bylaws were amended to change the number of directors from ten to eleven (as described in Item 5.03 of this Form 8-K). Their terms will expire at the Company’s 2017 annual meeting of shareholders or until their successors have been duly elected and qualified.

Ms. Freeman and Ms. Millard will be entitled to receive the same compensation for service as directors as is provided to other directors of the Company, as described under “Compensation of Non-Employee Directors - Fiscal 2015 Director Compensation” contained on page 12 of the Company’s Proxy Statement dated April 14, 2016 and filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein, subject to any change in director compensation for the remainder of the fiscal year as might subsequently be approved by the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2017, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to increase the number of directors from ten to eleven, effective April 6, 2017.  The Bylaws, as amended and effective April 6, 2017, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: April 11, 2017	/s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws, effective April 6, 2017